Exhibit 99.1

May 21, 2012

FNB UNITED CORP. ANNOUNCES LAUNCH OF AT-THE-MARKET

EQUITY OFFERING

Asheboro, NC- May 21, 2012—FNB United Corp. (NASDAQ: FNBN) (the “Company”), the bank holding company for CommunityOne Bank, N.A. and Bank of Granite (the “Banks”), announced today that it has filed a prospectus supplement under which it may from time to time sell up to two million shares of its common stock pursuant to an at-the-market equity offering program. The shares will be offered through Sandler O’Neill & Partners, L.P. as sales agent. Sales, if any, would be made in transactions that are deemed to be at-the-market offerings, including sales made directly on the NASDAQ Capital Market or sales made to or through a market maker other than on an exchange or by privately negotiated transactions. The Company intends to use the proceeds from any sales for general corporate purposes of the Company or contributions to the capital of the Banks.

The Company has filed a registration statement (including a prospectus and a prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering of the common stock described in this communication. Sales in the offering, if any, would be made pursuant to the prospectus supplement, dated May 21, 2012, to the Company’s base prospectus, dated May 18, 2012, filed as part of the Company’s shelf registration statement on Form S-3 (SEC File No. 333-180604). Before you invest, you should read the prospectus, the prospectus supplement relating to the at-the-market offering and other documents the Company has filed with the SEC for more complete information about it and the at-the-market offering program. You may obtain the prospectus supplement and the related base prospectus by visiting EDGAR on the SEC website at www.sec.gov, or the sales agent will arrange to send you the prospectus supplement and the related base prospectus if you request it by contacting Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th floor, New York, New York 10020, Attn: Syndicate, by emailing syndicate@sandleroneill.com or by calling (866) 805-4128.

The offering will be made in compliance with the applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, or FINRA. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. FBR Capital Markets & Co. has assumed the responsibilities of acting as a “qualified independent underwriter” within the meeting of FINRA Rule 5121 in connection with the offering.

This press release is for informational purposes only and is not an offer to sell or the solicitation of any offer to sell any security of the Company, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering may be made only by means of a prospectus supplement and related base prospectus.

Caution About Forward-looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the sale of securities and the use of proceeds of the at-the- market offering. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. Factors could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as amended, Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, those factors addressed in the Prospectus Supplement and the related base prospectus in connection with the at-the-market offering and other filings made with the SEC.

About FNB United Corp.

FNB United Corp. is the North Carolina-based bank holding company for two historic community banks, CommunityOne Bank, N.A. (MyYesBank.com) and Bank of Granite (BankOfGranite.com). Founded in 1907, CommunityOne operates 45 branches in 38 communities throughout central, southern and western North Carolina. Founded in 1906, Bank of Granite operates 18 branches in western North Carolina. Through its banking subsidiaries, FNB United offers a full range of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and online banking services.

CONTACT:	Pam Cranford (336) 626-8300
	InvestorRelations@MyYesBank.com
	Tel:	336.626.8300
		800.873.1172

Source: FNB United Corp.